Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(466,361,108)
Unrealized Gain (Loss) on Market Value of Futures	(725,476,342)
Dividend Income	262,649
Interest Income	1,359,385
ETF Transaction Fees	61,000
Total Income (Loss)	$(1,190,154,416)

Expenses
General Partner Management Fees	$629,310
Professional Fees	83,013
Brokerage Commissions	539,101
Non-interested Directors' Fees and Expenses	20,798
Prepaid Insurance Expense	13,526
NYMEX License Fee	20,977
SEC & FINRA Registration Expense	218,764
Total Expenses	$1,525,489
Net Income (Loss)	$(1,191,679,905)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/20	$1,464,543,504
Additions (466,400,000 Shares)	2,439,449,759
Withdrawals (26,200,000 Shares)	(180,934,592)
Net Income (Loss)	(1,191,679,905)

Net Asset Value End of Month	$2,531,378,766
Net Asset Value Per Share (596,600,000 Shares)	$4.24

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596